UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

AVEO Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34655	04-3581650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street
Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2021, AVEO Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Loan and Security Agreement, which amended that certain Amended and Restated Loan and Security Agreement (as amended by the First Amendment to the Amended and Restated Loan and Security Agreement, dated as of August 7, 2020, the “Loan Agreement”), dated as of December 28, 2017, by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Hercules Capital, Inc. (the “Agent”), in its capacity as administrative agent and collateral agent for itself and the Lenders.

The Second Amendment makes certain changes to the Loan Agreement, including, among other things, (i) increasing from $10 million to $20 million the second term loan tranche commitment (the “Tranche Two Loan”), thereby increasing the total amount of unfunded term loan commitments under the Loan Agreement from $20 million to $30 million, (ii) increasing from $20 million to $35 million the amount of net product revenue from sales of FOTIVDA required for the Company to achieve the performance milestone that is a condition to the Company’s right to access the third term loan tranche (“Performance Milestone II”), and changing the deadline for reaching Performance Milestone II from December 31, 2021 to April 1, 2022 and (iii) increasing from $10 million to $15 million the amount of unrestricted cash required for the Company to satisfy the minimum cash covenant during the period between the drawing of the Tranche Two Loan and the achievement of Performance Milestone II.

The foregoing summary of the Second Amendment is qualified in its entirety by the complete text of the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated February 1, 2021, by and among AVEO Pharmaceuticals, Inc., the several banks and other financial institutions or entities from time to time parties thereto and Hercules Capital, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: February 2, 2021	By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer